SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                                 -------------

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report: June 15, 1999



                        RECKSON ASSOCIATES REALTY CORP.
                                      and
                      RECKSON OPERATING PARTNERSHIP, L.P.
          (Exact name of each Registrant as specified in its Charter)


Reckson Associates Realty Corp.-Maryland            Reckson Associates Realty Corp. -
Reckson Operating Partnership, L.P.-Delaware        11-3233650
(State or other jurisdiction of                     Reckson Operating Partnership, L.P. -
 incorporation or organization)                     11-3233647
                                                    (IRS Employer ID Number)


                                    1-13762
                            (Commission File Number)


                              225 Broadhollow Road                   11747
                               Melville, New York                  (Zip Code)
                    (Address of principal executive offices)

                                 (516) 694-6900
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

     On June 15, 1999, a subsidiary of Reckson Associates Realty Corp. ("Reckson") and Reckson Operating Partnership, L.P. ("Reckson OP"), closed on the acquisition of a first mortgage note secured by 919 Third Avenue in New York City. The mortgage note was acquired from NBBRE-919 Third Avenue Associates, L.P. ("NBBRE") for a purchase price of approximately $277.5 million. The mortgage note matured in 1997 and is in default. Pursuant to the terms of the mortgage note, a foreclosure sale of the mortgage note may not occur until September 30, 2000 unless a certain type of additional default occurs. The mortgage note entitles its holder to all of the cash flow of 919 Third Avenue and to substantial approval rights with respect to the operation of the property. Reckson will pursue obtaining ownership of 919 Third Avenue, although there can be no assurance as to when or whether Reckson will be able to obtain ownership. If the current owner files a bankruptcy petition, Reckson's ability to exercise its rights over the operation of the property, or to foreclose under the mortgage note, could be delayed or hindered.

     The building at 919 Third Avenue is a 42 story, 1.365 million square foot, class A office building. Currently, the building is approximately 98% leased. The law firm of Skadden, Arps, Slate, Meagher & Flom ("Skadden Arps") occupies approximately 705,000 square feet of the building and is scheduled to vacate its space in April 2000. New leases have been signed with Debevoise and Plimpton, a law firm (approximately 417,000 square feet), Schulte, Roth & Zabel, a law firm (approximately 212,000 square feet), and Banque Nationale de Paris, a bank (approximately 188,000 square feet), effectively eliminating the vacancy created by the departure of Skadden Arps.

     This transaction was financed through a combination of borrowings under Reckson OP's existing credit facility and the June 2, 1999 private placement sale by Reckson of 6,000,000 shares of Series B Convertible Cumulative Preferred Stock, for aggregate proceeds of $150 million (the "Series B Preferred Stock"). The terms of Reckson OP's credit facility and the Series B Preferred Stock are described in previous filings made by Reckson and Reckson OP with the Securities and Exchange Commission (the "Commission").

Item 7.   Financial Statements and Exhibits

(a)   Financial Statements

     Financial statements with respect to the acquisition referred to herein, including pro forma financial information, were previously filed with the Commission in a Current Report on Form 8-K filed on or about May 11, 1999.

(c)  Exhibits

10.1   Consolidated, Amended and Restated Fee and Leasehold Mortgage Note

10.2   Endorsement to Note dated June 15, 1999

10.3 Agreement of Purchase and Sale, between NBBRE 919 Third Avenue Associates, L.P., as Seller, and Reckson Operating Partnership, L.P., as Purchaser

10.4 Side Letter to the Agreement of Purchase and Sale, between NBBRE 919 Third Avenue Associates, L.P., as Seller, and Reckson Operating Partnership, L.P., as Purchaser.

99.1   Press Release

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            RECKSON ASSOCIATES REALTY CORP.



                            By:  /s/ Michael Maturo
                                 ----------------------------------------
                                 Michael Maturo
                                 Executive Vice President
                                 and Chief Financial Officer


                            RECKSON OPERATING PARTNERSHIP, L.P.


                            By:  Reckson Associates Realty Corp.,
                                    its General Partner


                            By:  /s/ Michael Maturo
                                 -----------------------------------------
                                 Michael Maturo
                                 Executive Vice President
                                 and Chief Financial Officer


Date:  June 25, 1999